Exhibit 99.1
SciQuest Acquires AECsoft USA, Inc., a Leading Provider of Supplier Information
Management, Supplier Diversity and Sourcing Technology
SciQuest Adds Comprehensive Supplier Management, Sourcing and Compliance Reporting to
Their Best-in-Class eProcurement Suite
CARY, N.C., December 21, 2010 — SciQuest, Inc., (NASDAQ: SQI) a leading provider of on-demand strategic procurement and supplier enablement solutions, today announced that it has signed a definitive agreement to acquire AECsoft USA, Inc. and its affiliate AEC Global (Shanghai) Co., Ltd., which together are a leading provider of supplier management and sourcing technology, for total consideration of approximately $13 million, consisting of approximately $9 million in cash and stock having a current value of approximately $4 million. SciQuest may also pay additional shares of stock having a current value of up to approximately $4 million based on successful achievement of certain performance targets over the next three fiscal years.
“We are excited about our acquisition of AECsoft, as it increases the robustness of our eProcurement solution by strengthening our supplier management and sourcing components with the industry’s highest user-rated Supplier Information Management solution, according to Gartner,” said Stephen Wiehe, President and Chief Executive Officer of SciQuest. “I’m especially pleased to welcome AECsoft co-founder, Chairman and Chief Technology Officer, Tom Ren, to the SciQuest executive team. Tom brings significant expertise in total supplier management technology development and delivery.
“We believe this combination will provide customers with comprehensive, industry-leading solutions for strategic source-to-settle procurement technology from a single, trusted resource. We are confident that this addition will improve our technology offering for our existing customers and will enhance our growth prospects by offering a more compelling solution to potential customers in the markets we currently serve and expands our opportunities into markets currently served by AECsoft.”
SciQuest anticipates closing the transaction within two to three weeks and expects the acquisition to add approximately $5 million to GAAP revenue and to be neutral to slightly accretive to non-GAAP earnings per share on a full-year basis in 2011.
About SciQuest
SciQuest provides a leading on-demand strategic procurement and supplier enablement solution that integrates customers with their suppliers to improve procurement of indirect goods and services. Our on-demand software enables organizations to realize the benefits of strategic procurement by identifying and establishing contracts with preferred suppliers, driving spend to those contracts and promoting process efficiencies through electronic transactions. Using our managed SciQuest Supplier Network, our customers do business with more than 30,000 unique suppliers and spend billions of dollars annually.
Our current target markets are higher education, life sciences, healthcare and state and local governments. We tailor our solution for each of the vertical markets we serve by offering industry-specific functionality, content and supplier connections. We serve more than 175 customers operating in 16 countries and offer our solution in five languages and 22 currencies.
SciQuest is a registered trademark of SciQuest, Inc. Other trademarks contained herein remain the property of their respective owners.

For more information about SciQuest, please visit www.sciQuest.com or call 888-638-7322 in the U.S. or +44 1794 341182 in Europe.
Cautionary Note Regarding Forward-Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include references to the payment of additional stock upon the achievement of certain performance targets, improvement of our technology offering for existing customers, enhancement of our growth prospects, the timeframe for closing the transaction and the impact of the acquisition on revenue and non-GAAP earnings per share for 2011. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
SciQuest Media contact:
SciQuest, Inc.
Melissa London, 919-659-2228
mlondon@sciquest.com
SciQuest Investor contact:
ICR, LLC
Garo Toomajanian, 1-800-550-6380
investorrelations@sciquest.com